As filed with the
Securities and Exchange                                       Page 1 of 21 Pages
Commission on October 27, 1994                         Registration No. 33-71696

- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        -------------------------------


                            PRE-EFFECTIVE AMENDMENT
                                     NO. 1
                                  TO FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                        -------------------------------

                          KING WORLD PRODUCTIONS, INC.
             (exact name of registrant as specified in its charter)


          DELAWARE                                            13-2565808
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)


                    1700 BROADWAY, NEW YORK, NEW YORK 10019
                                 (212) 315-4000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        -------------------------------

             STEPHEN W. PALLEY, ESQ., EXECUTIVE VICE PRESIDENT AND
                            CHIEF OPERATING OFFICER
                          KING WORLD PRODUCTIONS, INC.
                                 1700 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 315-4000
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                        -------------------------------

The Commission is requested to mail signed copies of all orders, notes and communications to:

                            MARK J. TANNENBAUM, ESQ.
                  REBOUL, MACMURRAY, HEWITT, MAYNARD & KRISTOL
                              45 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10111

                        -------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration
Statement.

         If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

                    [Cover page continued on following page]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                                 450,000 SHARES

                          KING WORLD PRODUCTIONS, INC.

                                  COMMON STOCK
                                ($.01 par value)

                        -------------------------------


                 This Prospectus relates to the offer and sale of 450,000 shares (the "Shares") of the Common Stock, par value $.01 per share
(the "Common Stock"), of King World Productions, Inc., a Delaware corporation (the "Company"), which are issuable upon the exercise of certain stock options granted to the Selling Stockholders in connection with the grant of distribution rights to the Company for The Oprah Winfrey Show. See "Selling Stockholders." The Selling Stockholders, directly or through agents, dealers or underwriters to be designated from time to time, may sell the Shares from time to time on the New York Stock Exchange ("the NYSE") or on any other securities exchange on which the Common Stock is then listed, in the over the counter market, in negotiated transactions or otherwise, at prices and on terms to be determined at the time of sale. To the extent required, the number of Shares being offered and the terms of the offering, including the name or names of any agents, dealers or underwriters, the purchase price paid by any underwriter, any discounts or commissions and the proposed public offering price will be set forth in an accompanying Prospectus Supplement. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. See "Plan of Distribution."



                 The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. The expense of preparing and filing the Registration Statement and the listing of the Shares on the NYSE are being paid by the Company, but the Selling Stockholders will bear any brokerage commissions or other sales expenses incurred in effecting any sales of the Shares. See "Selling Stockholders" and "Plan of Distribution."



                 The Selling Stockholders and any brokers, dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of any Shares may be deemed an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Under applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended

(the "Exchange Act"), any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for two business days prior to the commencement of the distribution. In addition, without limiting the foregoing, the Selling Stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder and may be subject, without limitation, to Rules 10b-5, 10b-6 and 10b-7 thereunder in connection with transactions in shares of the Common Stock during the effectiveness of the Registration Statement of which this Prospectus is a part.



                 The Common Stock of the Company is listed on the NYSE under the symbol "KWP". On October 25, 1994, the last reported sale price of the Common Stock as reported on the NYSE was $35 7/8 per share.


                 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is October __, 1994.

                               TABLE OF CONTENTS


Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
Incorporation of Certain Documents by Reference . . . . . . . . . . . . . . . . . . . . . . . . . .   4
King World Productions, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Investment Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Selling Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                        ------------------------------


                 No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to the date of such information.


                             AVAILABLE INFORMATION


                 The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such material may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which the Company's Common Stock is listed.


                 This Prospectus constitutes part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement for further information with respect to the Shares offered hereby.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 The following documents heretofore filed by the Company with the Commission are hereby incorporated by reference:

                 1. The Company's Annual Report on Form 10-K for the twelve months ended August 31, 1993.


                 2. The Company's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1993.




                 3. The Company's Quarterly Report on Form 10-Q for the quarterly period ended February 28, 1994.



                 4. The Company's Quarterly Report on Form 10-Q for the quarterly period ended May 31, 1994.



                 5. The Company's Current Report on Form 8-K filed on March 18, 1994, filed pursuant to Section 13 of the Exchange Act, as amended by Form 8-K/A filed on May 18, 1994.


                 6. "Description of Registrant's Securities to be Registered" contained in the Registration Statement on Form 8-A filed with the Commission on August 22, 1986 pursuant to Section 12 of the Exchange Act, and "Description of Capital Stock" contained in the Registration Statement of the Company on Form S-1 (No. 33-8357).

                 All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                 The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Any such requests may be directed to Leonard
S. Spilka, King World Productions, Inc., c/o King World Corporation, 830 Morris Turnpike, Short Hills, New Jersey 07078.



                          KING WORLD PRODUCTIONS, INC.

                 The Company was incorporated in October 1984 under the laws of the State of Delaware and is the successor to a corporation incorporated in 1964 under the laws of the State of New Jersey to distribute or syndicate feature length films and television programs to television stations. The Company currently distributes first-run syndicated television programming to television stations throughout the United States, in Canada and in a number of other foreign countries.


                 The Company's revenues are currently derived primarily from licenses to distribute The Oprah Winfrey Show, Wheel of Fortune, and Jeopardy! and Inside Edition, a first-run syndicated series produced and distributed by the Company.



                 The Company distributes The Oprah Winfrey Show pursuant to an agreement with Harpo, Inc. ("Harpo"), the producer of the series. The Company introduced The Oprah Winfrey Show in national television syndication in the 1986-1987 television season and has served as the exclusive distributor of the series since such time. The Company distributes Wheel of Fortune and Jeopardy! pursuant to agreements with Columbia TriStar Television (formerly Merv Griffin Enterprises).


                 The Company's corporate headquarters are located at 1700 Broadway, New York, New York 10019 ((212) 315-4000). Except as otherwise indicated or as implied by the context, references to the "Company" include King World Productions, Inc., its consolidated subsidiaries and its predecessor corporation.


                           INVESTMENT CONSIDERATIONS

                 Investors should carefully consider the factors set forth below as well as the other information set forth in this Prospectus, including the information contained in the documents incorporated herein by reference, before purchasing the Shares offered hereby.

                 Anti-Takeover Provisions. The Company's Restated Certificate of Incorporation and By-laws contain certain provi-sions that could discourage potential takeover attempts and make more difficult attempts by stockholders to change the management of the Company. The restated Certificate of Incorporation and By-laws provide for a Board of Directors classified in three classes and permit the Board to create new directorships and to elect new directors therefor to serve for the full term of the class of directors in which the new directorship was created. The Board (or its remaining members, even though less than a quorum) is also empowered to fill vacancies on the Board occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. In addition, the By-laws provide that nominations for directors may not be made by stockholders at any annual or special meeting thereof unless the stockholder intending to make a nomination notifies the Company of its intention in advance of the meeting and furnishes to the Company certain information regarding itself and the intended nominee. The By-laws also provide that special meetings of the stockholders of the Company may be called only by the Chairman of the Board, the President or a majority of the directors.

                 The Company's Restated Certificate of Incorporation provides that, in addition to the requirements of the Delaware General Corporation law, any "Business Combination" (defined in the Restated Certificate of Incorporation to include, among other things, a merger or consolidation or sale, lease exchange or other disposition of more than 75% of the assets of the Company and its consolidated subsidiaries) requires the affirmative vote of the holders of 66 2/3% of the Company's then outstanding Common Stock and voting Preferred Stock, voting as a class, unless not less than 66 2/3% of the members of the Board of Directors approve the transaction.

                 The foregoing provisions of the Company's Restated Certificate of Incorporation can be changed or amended only by an affirmative vote of at least 66 2/3% of the Company's then outstanding voting stock. Provisions of the Company's By-laws can be changed only by majority vote of the Board of Directors or by the holders of 66 2/3% of the Company's outstanding voting stock.

                 The Company is also authorized to issue 5,000,000 shares of Preferred Stock, $.01 par value, in one or more series and with such powers, preferences and special rights, including voting rights, dividend rights, terms of redemption, liquidation preferences and conversion rights as the Board of Directors determines without further stockholder approval. The issuance of Preferred Stock could be used, under certain circumstances, as a method of preventing a takeover.

                 The foregoing is a summary and is qualified in its entirety by the provisions of the Company's Restated Certificate of Incorporation and By-laws, copies of which have been filed with the Commission and are incorporated by reference in the Registration Statement.

                 Dividends. The Company has not paid any cash dividends on the Common Stock since 1979, and has no present intention of doing so. The Company requires substantial amounts to fund development, production and promotion costs for its programming and intends to use its cash reserves and future earnings to finance such expenses and the development and expansion of its business.

                 From time to time, the Company has used cash reserves and/or borrowed funds to make acquisitions of and investments in broadcast and related properties in the entertainment field, to repurchase shares of its Common Stock and to fund development and production of new programming. The Company continues to evaluate opportunities in these areas, and may seek to raise capital in public or private securities markets to finance such activities if it considers it advantageous to do so.


                              SELLING STOCKHOLDERS


                 The Shares may be acquired by the Selling Stockholders from time to time upon exercise of stock options granted to them in connection with the execution and delivery of an Agreement dated as of January 28, 1991 (the "Harpo Agreement") between the Company and Harpo, which granted the Company the exclusive right to distribute and exploit episodes of The Oprah Winfrey Show ("The Oprah Winfrey Show" or the "Series") produced during the 1993-1994 and the 1994-1995 broadcast seasons. The Selling Stockholders are the principal executive officers of Harpo and Oprah Winfrey is the principal performer in the Series.



                 Pursuant to the Harpo Agreement, a portion of the consideration paid by the Company for the right to distribute The Oprah Winfrey Show in the above-referenced two seasons was payable in the form of an option to purchase shares of the Company's Common Stock. In accordance with the Harpo Agreement and at the direction of Harpo, the Company entered into a stock option agreement with Jeffrey D. Jacobs dated as of January 25, 1991 (the "Jacobs 1991 Stock Option Agreement") and a stock option agreement with Ms. Winfrey dated as of January 28, 1991 (the "Winfrey 1991 Stock Option Agreement, and together with the Jacobs 1991 Stock Option Agreement, the "1991 Stock Option Agreements"). The 1991 Stock Option Agreements granted the Selling Stockholders options (the "1991 Options") to purchase an aggregate 1,000,000 shares of Common Stock (the "1991 Option Shares") at a purchase price of $25.50 per share (subject to adjustment in certain events), subject to vesting requirements. The 450,000 Shares offered hereby are a portion of the 1991 Option Shares that were granted pursuant to the 1991 Stock Option Agreements.

                 On March 17, 1994, the Company and Harpo entered into an extension and modification of the Harpo Agreement (the "Modified
Agreement") relating to the distribution of the Series in the 1995-1996 through the 1999-2000 television seasons. Under the terms of the Modified Agreement, the Company was granted the exclusive right and has agreed to distribute episodes of The Oprah Winfrey Show produced through the 1999-2000 broadcast season, subject to Harpo's and Ms. Winfrey's right to decline to produce and host the show in any season after the 1995-1996 season. After the 1999-2000 television season, Harpo will not be obligated to distribute the Series through the Company.



                 Pursuant to the Modified Agreement and in consideration of Harpo's agreement to produce the Series in the 1995-1996 season, all 1991 Option Shares vested and became exercisable upon the execution of the Modified Agreement. In addition, the Company granted options (the "1994 Options") to Ms. Winfrey and Mr. Jacobs for an additional 450,000 shares of Common Stock and an additional 50,000 shares of Common Stock, respectively (the "1994 Option Shares"). Such options are exercisable at $33 5/8 per share and vested and became exercisable upon the execution of the Modified Agreement. In accordance with the Modified Agreement, the Company entered into a stock option agreement with Mr. Jacobs dated as of March 17, 1994 (the "Jacobs 1994 Stock Option Agreement") and into a stock option agreement with Ms. Winfrey dated as of March 17, 1994 (the "Winfrey 1994 Stock Option Agreement", and together with the Jacobs 1994 Stock Option Agreement, the "1994 Stock Option Agreements"). The Company also agreed to grant such individuals additional options to purchase an aggregate 250,000 shares for each season after the 1995-1996 season in which the Series is produced, at an exercise price equal to the closing price of the Common Stock on the date Harpo elects to produce the Series for such season.



                 Pursuant to the Harpo Agreement, the Company made a loan to Harpo in the amount of $17,250,000. The loan is due in two installments of $8,625,000 each, one of which was paid in July 1994 and the other of which is due in July 1995 and the repayment of which is secured by the 1991 Option Shares. Pursuant to the Modified Agreement, the Company from time to time advances funds to Harpo against Harpo's profit participation in the Series. All or a portion of the Selling Stockholders' rights in the 1991 Option Shares and/or the 1994 Option Shares and the proceeds of sales thereof may serve as additional collateral security for such loans and advances if the Company determines, and notifies the Selling Stockholders, that Harpo's share of the projected revenues from The Oprah Winfrey Show is inadequate to fully secure such loans or advances. As of the date of this Prospectus, no such determination has been made by the Company. The Shares offered hereby have been released from the lien of the Company's security interest and may be sold by the Selling Stockholders without restriction by the foregoing provisions.

                 The following table sets forth the names and addresses of the Selling Stockholders and the number of Shares to be offered for the account of such Selling Stockholder. Any and all of such Shares may be offered for sale and sold by the Selling Stockholders from time to time by means of this Prospectus. Except as described in this Prospectus, within the past three years, none of the Selling Stockholders has held any position or office with the Company or any of its affiliates or had any other material relationship with the Company.

                                              Shares Bene-
                                              ficially                     Shares        Shares Bene-
                                              Owned Prior                  Being         ficially Owned              Percent
Name and Address                              to Offering                  Offered       After Offering(1)           After Offering
- ----------------                              -----------                  -------       -----------------           --------------
Jeffrey D. Jacobs                             151,686(2)(3)(4)             45,000(2)     106,686(3)(4)                   *
c/o Harpo, Inc.
110 North Carpenter Street
Chicago, Illinois  60607

Oprah Winfrey                                  1,350,000(5)(6)            405,000(5)        945,000(6)                2.5%
c/o Harpo, Inc.
110 North Carpenter Street
Chicago, Illinois  60607

- ----------------------

*        Less than 1%.


(1) Assumes the sale of all of the Shares being offered by the Selling Stockholders pursuant to this Prospectus.


(2) Includes 45,000 Shares not currently outstanding but issuable upon the exercise of options granted pursuant to the Jacobs 1991 Stock Option Agreement that are vested and exercisable on the date of this Prospectus.



(3) Includes 55,000 shares of Common Stock not currently outstanding but issuable upon the exercise of options granted pursuant to the Jacobs
1991 Stock Option Agreement that are vested and exercisable on the date of this Prospectus and includes 50,000 additional shares of Common Stock not currently outstanding but issuable upon the exercise of options granted pursuant to the Jacobs 1994 Stock Option Agreement that are vested and exercisable on the date of this Prospectus.



(4) Includes an aggregate 1,686 shares of Common Stock held in individual retirement accounts for the benefit of Mr. Jacobs and his wife. Jeffrey D. Jacobs disclaims beneficial ownership of 843 of such shares of Common
Stock as are held in an individual retirement account for the benefit of his wife.



(5) Includes 405,000 Shares not currently outstanding but issuable upon the exercise of the options granted pursuant to the Winfrey 1991 Stock Option Agreement that are vested and exercisable on the date of this Prospectus.

(6) Includes 495,000 shares of Common Stock not currently outstanding but issuable upon the exercise of options granted pursuant to the Winfrey 1991 Stock Option Agreement that are vested and exercisable on the date of this Prospectus and includes 450,000 additional shares of Common Stock not currently outstanding but issuable upon the exercise of options granted pursuant to the Winfrey 1994 Stock Option Agreement that are vested and exercisable on the date of this Prospectus.






                                USE OF PROCEEDS


                 The Shares offered hereby will be sold by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders, except that in certain circumstances, the Company may require the Selling Stockholders to apply the proceeds of sales of the Shares as collateral security for the repayment of certain loans made by the Company to Harpo. In addition, the Company will receive the proceeds of any exercise of options in respect of the Shares. The Company intends to use the proceeds from any such option exercises for general working capital purposes. See "Selling Stockholders."


                              PLAN OF DISTRIBUTION


                 The Company will not receive any proceeds from this offering. The Selling Stockholders, directly or through agents, dealers or underwriters to be designated from time to time, may sell the Shares from time to time on the NYSE or on any other securities exchange on which the Common Stock is then listed, in the over the counter market, in negotiated transactions or otherwise, at prices and on terms to be determined at the time of sale. The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of the Shares may be deemed to be "underwriters" under the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.



                 To the extent required, the number of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the Shares purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public will be set forth in an accompanying Prospectus Supplement.

                 The Shares offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, at varying prices determined at the time of sale, or at negotiated prices. Such prices will be determined by the Selling Stockholders or by agreement between the Selling Stockholders and any underwriters or dealers and the criteria used by them to establish price are likely to include subjective factors.



                 Under applicable rules and regulations promulgated under the Exchange Act, any person engaged in the distribution of securities may not simultaneously bid for or purchase securities of the same class for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5, 10b-6 and 10b-7 thereunder, in connection with transactions in shares of Common Stock during the effectiveness of the Registration Statement of which this Prospectus is a part.



                 The expenses of preparing and filing the Registration Statement and listing the Shares with the NYSE are being paid by the Company. Such expenses are estimated to be approximately $25,400.



                 Pursuant to the terms of the 1991 and 1994 Stock Option Agreements, the Selling Stockholders have agreed not to sell, in any three month period, more than the greater of (i) one percent of the outstanding shares of Common Stock, as disclosed in the Company's public report most recently filed with the Securities and Exchange Commission before the date of any sale and (ii) the average weekly reported trading volume of the Common Stock on the New York Stock Exchange and all other national securities exchanges on which the Common Stock is listed during the four calendar weeks preceding the date of any sale. The foregoing limitation does not apply in the case of a firm commitment registered public offering by the Selling Stockholders.



                 Pursuant to the terms of the 1991 and 1994 Stock Option Agreements, the Company has, among other things, agreed to (i) register the 1991 Option Shares and the 1994 Option Shares and bear all costs related to such registration, other than underwriting and brokerage commissions and discounts and the fees and expenses of the Selling Stockholders' attorneys;
(ii) indemnify the Selling Stockholders from any and all liabilities under federal and state securities laws with respect to the Registration Statement, except as to information therein provided in writing by the Selling Stockholders; (iii) use its best efforts to keep the Registration Statement effective for a period of one hundred eighty (180) days from the effective date of the Registration Statement, or such longer period as may be necessary to dispose of all the 1991 Option Shares and 1994 Option Shares under the resale limitations referred to the immediately preceding paragraph; and (iv) cause the 1991 Option Shares and the 1994 Option Shares to be listed on each securities exchange on which the Common Stock is listed at the time the Shares are issued.


                                 LEGAL MATTERS

                 The validity of the Shares being offered hereby will be passed upon for the Company by the law firm of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111.


                                    EXPERTS


                 The consolidated financial statements and schedule included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1993, incorporated by reference in this Prospectus and elsewhere in the Registration Statement, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing in giving said report.


                                INDEMNIFICATION

                 The Company's Restated Certificate of Incorporation limits the personal liability of directors to the Company or its stockholders for monetary damages for breaches of fiduciary duty, as directors, except for liability for any breach of directors' duty of loyalty to the Company or its stockholders, or acts or omissions not in good faith or which involve intentional misconduct or violation of law under Section 174 of the Delaware General Corporation Law, or any transaction from which a director derived an improper personal benefit. This provision of the Company's Restated Certificate of Incorporation is consistent with the Delaware General Corporation Law, which permits Delaware corporations to include in their certificates of incorporation a provision limiting directors' liability for monetary damages for certain breaches of their fiduciary duties as directors.

                 The Company's By-laws provide for indemnification of officers, directors and employees of the Company to the fullest extent permitted by the
Delaware General Corporation Law.   Under the Delaware General Corporation Law,
directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, adminis-trative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and that the Delaware General Corporation Law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the Company.

                 The Company also maintains agreements with each of its directors requiring the Company to maintain in effect policies of directors' and officers' liability insurance in specified minimum amounts, or, in lieu thereof, to hold harmless and indemnify the director to the full extent of the coverage that would otherwise have been required to be provided pursuant to the agreement. In addition, the agreements require the Company to hold harmless and indemnify the director, to the full extent permitted by the Delaware General Corporation Law or any other statutory provisions authorizing or permitting indemnification of directors, from and against any losses suffered or incurred by the director in excess of the amounts reimbursed under the Company's directors' and officers liability insurance policy or the indemnity provided in lieu thereof.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the Company's By-laws, the Delaware General Corporation Law or agreements between the Company and its officers, directors and controlling persons, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


                 The expenses relating to the registration of the Shares will be borne by the registrant. Such expenses are as follows:



Filing fee for Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  5,838.36
Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10,000.00*
Accounting fees and expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,000.00*
NYSE Listing Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,575.00
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5,000.00*

    Total     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 25,413.36

- ---------------------
*Estimated fee or expense.



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 The registrant's Restated Certificate of Incorporation limits the personal liability of directors to the registrant or its stockholders for monetary damages for breaches of fiduciary duty, as directors, except for liability for any breach of directors' duty of loyalty to the registrant or its stockholders, or acts or omissions not in good faith or which involve intentional misconduct or violation of law under Section 174 of the Delaware General Corporation Law, or any transaction from which a director derived an improper personal benefit. This provision of registrant's Restated Certificate of Incorporation is consistent with the Delaware General Corporation Law, which permits Delaware corporations to include in their certificates of incorporation a provision limiting directors' liability for monetary damages for certain breaches of their fiduciary duties as directors.

                 The registrant's By-laws provide for indemnification of officers, directors and employees of the registrant to the fullest extent permitted by the Delaware General Corporation Law. Under the Delaware General Corporation Law, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and that the Delaware General Corporation Law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the registrant.

                 The registrant also maintains agreements with each of its directors requiring the registrant to maintain in effect policies of directors' and officers' liability insurance in specified minimum amounts, or, in lieu thereof, to hold harmless and indemnify the director to the full extent of the coverage that would otherwise have been required to be provided pursuant to the agreement. In addition, the agreements require the registrant to hold harmless and indemnify the director, to the full extent permitted by the Delaware General Corporation Law or any other statutory provisions authorizing or permitting indemnification of directors, from and against any losses suffered or incurred by the director in excess of the amounts reimbursed under the registrant's directors' and officers liability insurance policy or the indemnity provided in lieu thereof.

                 See "Item 17, Undertakings" for a description of the Commission's position regarding such indemnification provisions.


ITEM 16. LIST OF EXHIBITS. Exhibit Numbers are in accordance with the Exhibit Table in Item 601 of Registration S-K.


No.              Description of Exhibit.
- ---              -----------------------
  3.1            Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's
                 Registration Statement No. 2-93987).

  3.2            Certificate of Amendment to the Registrant's Restated Certificate of Incorporation (incorporated by reference to
                 Exhibit 3.3 to the Registrant's Registration Statement No. 33-8357).

  3.3            Registrant's By-laws, as amended April 28, 1988 (incorporated by reference to Exhibit 3.3 to the Registrant's
                 Annual Report on Form 10-K for the fiscal year ended August 31, 1988).

 *5              Opinion of the Company's counsel.

 10.1            Agreement dated as of January 28, 1991 between the Registrant and Harpo, Inc. (incorporated by reference to
                 Exhibit 10.18 to the Registrant's Amended Report on Form 10-K for the fiscal year ended August 31, 1991).

*10.2            Stock Option Agreement dated as of January 28, 1991 between Registrant and Oprah Winfrey.

*10.3            Stock Option Agreement dated as of January 25, 1991 between the Registrant and Jeffrey D. Jacobs.

 10.4            Letter Agreement dated March 17, 1994 between the Registrant and Harpo, Inc. (incorporated by reference to Exhibit
                 99.2 to the Registrant's Current Report on Form 8-K filed on March 18, 1994, as amended by Form 8-K/A filed on May
                 18, 1994).

*23.1            The consent of the Company's counsel is contained in its opinion, which is filed as Exhibit 5 to this Registration
                 Statement.

*23.2            Consent of Arthur Andersen & Co.

*24              Power of Attorney (included on signature page).

- -----------------------
*  Previously filed.



ITEM 17.  UNDERTAKINGS

                 (a)      Rule 415 Offering.

                 The undersigned registrant hereby undertakes:

                          (1)     To file, during any period in which offers or
sales are being made, a post-affective amendment to this registration statement:

                                  (i)      To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                                  (ii)     To reflect in the prospectus any
facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                  (iii)  To include any material information
with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement.

                          (2)     That for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3)     To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 25(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) INDEMNIFICATION. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification in against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on this 27th day of October, 1994.


                                              KING WORLD PRODUCTIONS, INC.
                                              (Registrant)



                                              By      /s/ STEPHEN W. PALLEY
                                                --------------------------------
                                               Name:  Stephen W. Palley
                                              Title:  Executive Vice President
                                                        and Chief Operating
                                                        Officer




                 Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated, on the 27th day of October, 1994.



         Signature                                  Title
         ---------                                  -----
Michael King*                              President and Director
- -------------------                        (principal executive officer)
Michael King


/s/ ANTHONY E. HULL                        Chief Financial Officer
- -------------------                        (principal financial officer)
Anthony E. Hull


Steven A. LoCascio*                        Vice President and Controller
- -------------------                        (principal accounting officer)
Steven A. LoCascio


Roger King*                                Director
- -------------------
Roger King


/s/ STEPHEN W. PALLEY                      Director
- ---------------------
Stephen W. Palley

Diana King*                                Director
- -------------------
Diana King


Richard King*                              Director
- -------------------
Richard King


Ronald S. Konecky*                         Director
- -------------------
Ronald S. Konecky


James M. Rupp*                             Director
- -------------------
James M. Rupp


Joel Chaseman*                             Director
- -------------------
Joel Chaseman


*/s/ STEPHEN W. PALLEY
- ----------------------
Stephen W. Palley
Attorney-in-fact

                               INDEX TO EXHIBITS


 No.                               Description of Exhibit                                        Sequential Page
 ---                                                                                             Number
   3.1                     Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement
                           No. 2-93987).

   3.2                     Certificate of Amendment to the Registrant's Restated Certificate of
                           Incorporation (incorporated by reference to Exhibit 3.3 to the
                           Registrant's Registration Statement No. 33-8357).

   3.3                     Registrant's By-laws, as amended April 28, 1988 (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form
                           10-K for the fiscal year ended August 31, 1988).

  *5                       Opinion of the Company's counsel.

  10.1                     Agreement dated as of January 28, 1991 between the Registrant and
                           Harpo, Inc. (incorporated by reference to Exhibit 10.18 to the
                           Registrant's Amended Report on Form 10-K for the fiscal year ended
                           August 31, 1991).

 *10.2                     Stock Option Agreement dated as of January 28, 1991 between
                           Registrant and Oprah Winfrey.

 *10.3                     Stock Option Agreement dated as of January 25, 1991 between the
                           Registrant and Jeffrey D. Jacobs.

  10.4                     Letter Agreement dated March 17, 1994 between the Registrant and
                           Harpo, Inc. (incorporated by reference to Exhibit 99.2 to the
                           Registrant's Current Report on Form 8-K filed on March 18, 1994, as amended by Form 8-K/A filed on May 18, 1994).

 *23.1                     The consent of the Company's counsel is contained in its opinion, which is filed as Exhibit 5 to this Registration Statement.

 *23.2                     Consent of Arthur Anderson & Co.

 *24                       Power of Attorney (included on signature page).


- -------------------
*Previously filed